Document Security Systems, Inc. Reports Fourth Quarter

and Year-End 2016 Financial Results

-	Year-Over-Year Revenue up 10% to $19.2 million

-	2016 Adjusted EBITDA total $1.1 million vs. 2015 Adjusted EBITDA Loss of ($1.3 million)

-	Net Loss Per Share Reduced 94% from ($1.20) in 2015 to ($0.07) in 2016

-	2016 Year-End Cash Balance of $5.9 million vs. $1.4 million in 2015

ROCHESTER, NY — March 28, 2017 — Document Security Systems, Inc. (NYSE MKT: DSS), (“DSS”), a leader in anti-counterfeit, authentication, and diversion protection technologies whose products and solutions are used by governments, corporations and financial institutions to defeat fraud and to help ensure the authenticity of both digital and physical financial instruments, identification documents, sensitive publications, brand packaging and websites, today announced its financial results for the fourth quarter and year ended December 31, 2016.

“The fourth quarter of 2016 was another very positive quarter for DSS, and a strong end to our year. Not only did we realize continuing growth and strong financial performance in our printing, packaging, and ID card businesses, but in addition, we announced an exciting new customer for our AuthentiGuard security product line and began to realize early returns from this relationship in the fourth quarter,” stated Jeff Ronaldi, CEO of DSS.

“During the fourth quarter, we completed an IP monetization financing which bolstered our cash position and balance sheet by over $4.4 million. We also generated strong Adjusted EDITDA results, and ended the year with a positive Adjusted EBITDA of just over $1.0 million. These are strong indicators demonstrating that the strategic initiatives undertaken during 2016 are having a positive impact on our business, and helping us build sustainable profitability. As we enter 2017, we are well-positioned to accelerate growth, especially as AuthentiGuard achieves increased customer adoption, and we leverage our improved financial performance and balance sheet to target additional expansion opportunities in the anti-counterfeiting and brand protection markets,” added Ronaldi.

Fourth Quarter 2016 Financial Highlights

●	Revenue for the fourth quarter of 2016 increased 6% to $5.8 million from $5.5 million in the same year-ago quarter. During the quarter, the Company saw revenue of printed products grow by 2% and technology sales, services and licensing revenue increase by 50%, primarily the result of an increase in AuthentiGuard sales.

●	Costs and expenses totaled $5.7 million, a decrease of 65% from $16.1 million in the same year-ago period. The decrease was primarily due to a reduction in impairment charges incurred in the fourth quarter of 2016 compared to the fourth quarter of 2015. Absent the impairment charges in the 2015 quarter, costs and expenses for the fourth quarter of 2016 decreased approximately 5% from the adjusted 2015 quarter.

●	During the fourth quarter of 2016, the Company had net income of $19,000, or $0.00 per share as compared to a net loss of $10.8 million or $(0.93) per share in the fourth quarter of 2015.

●	Adjusted EBITDA[1] totaled $662,000 in the fourth quarter of 2016 compared to an Adjusted EBITDA loss of $65,000 in the fourth quarter of 2015. The significant improvement reflected the increase in revenues and the decrease in costs, especially direct costs of goods sold and professional fees during the fourth quarter of 2016.

Full Year 2016 Financial Highlights

●	Revenue for full year 2016 increased 10% to $19.2 million from $17.5 million in 2015. During the year, printed products revenue increased 10% while technology sales, services and licensing revenues increased 5%. Printed products sales increases were propelled by increases in plastic card ID sales, especially cards that include technology, and increases in packaging sales, especially to the Company’s two largest customers. Technology sales, services and licensing as a group benefited from revenues generated by the AuthentiGuard product line which more than offset revenue declines in that group’s traditional IT services and hardware reselling businesses.

●	Costs and expenses totaled $19.8 million, a decrease of 37% from $31.6 million in 2015. The decrease was primarily due to the reduction in impairment charges incurred in 2015 but not in 2016. Absent the impairment charges in 2015, costs and expenses in 2016 decreased approximately 8% from the adjusted 2015 amount. The decrease was driven by reductions in nearly every expense category, the most significant being a 58% decrease in professional fees and a 66% decrease in stock based compensation costs.

●	During 2016, the Company reported a net loss of $950,000, or $(0.07) per share, as compared to net loss of $14.3 million or $(1.20) per share in 2015.

●	Adjusted EBITDA totaled $1.1 million in 2016 compared to an Adjusted EBITDA loss of ($1.3 million) in 2015. The significant improvement reflected the increase in revenues and the decrease in costs, especially compensation costs and professional fees.

ABOUT DOCUMENT SECURITY SYSTEMS

Document Security Systems, Inc.’s (NYSE MKT: DSS) products and solutions are used by governments, corporations and financial institutions to defeat fraud and to protect brands and digital information from the expanding world-wide counterfeiting problem. DSS technologies help ensure the authenticity of both digital and physical financial instruments, identification documents, sensitive publications, brand packaging and websites. DSS continuously invests in research and development to meet the ever-changing security needs of its clients and offers licensing of its patented technologies. For more information on DSS and its subsidiaries, please visit www.DSSsecure.com.

For more information on the AuthentiGuard Suite, please visit www.authentiguard.com.

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For more information:

Investor Relations

Document Security Systems

(585) 325-3610

Email: ir@documentsecurity.com

FORWARD-LOOKING STATEMENTS

Forward-looking statements that may be contained in this press release, including, without limitation, statements related to the Company’s plans, strategies, objectives, expectations, potential value, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act and contain words such as “believes,” “anticipates,” “expects,” “plans,” “intends” and similar words and phrases. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the results projected in any forward-looking statement. In addition to the factors specifically noted in the forward-looking statements, other important factors, risks and uncertainties that could result in those differences include, but are not limited to, our ability to continue the growth in sales of AuthentiGuard and manage our expenses, as well as those risks disclosed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the Securities and Exchange Commission on March 28, 2017. Forward-looking statements that may be contained in this press release are being made as of the date of its release, and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements.

DOCUMENT SECURITY SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended December 31, 2016	Three Months Ended December 31, 2015	% change	Year Ended December 31, 2016	Year Ended December 31, 2015	% change
Revenue
Printed products	$5,129,000	$5,022,000	2%	$17,277,000	$15,701,000	10%
Technology sales, services and licensing	657,000	437,000	50%	1,900,000	1,804,000	5%
Total revenue	$5,786,000	$5,459,000	6%	$19,177,000	$17,505,000	10%

Costs and expenses
Cost of goods sold, exclusive of depreciation and amortization	$3,304,000	$3,459,000	-4%	$11,120,000	$10,665,000	4%
Sales, general and administrative compensation	1,032,000	962,000	7%	3,764,000	3,983,000	-5%
Depreciation and amortization	343,000	384,000	-11%	1,392,000	1,559,000	-11%
Professional fees	109,000	384,000	-72%	813,000	1,918,000	-58%
Stock based compensation	241,000	132,000	83%	329,000	974,000	-66%
Sales and marketing	175,000	78,000	124%	420,000	329,000	28%
Rent and utilities	153,000	165,000	-7%	602,000	675,000	-11%
Other operating expenses	268,000	330,000	-19%	963,000	922,000	4%
Research and development	85,000	120,000	-29%	435,000	470,000	-7%
Impairment of goodwill	-	9,593,000	-100%	-	9,593,000	-100%
Impairment of investments	-	500,000	-100%	-	500,000	-100%
Total costs and expenses	$5,710,000	$16,107,000	-65%	$19,838,000	$31,588,000	-37%

Operating income (loss)	76,000	(10,648,000)	-101%	(661,000)	(14,083,000)	-95%

Other expenses
Interest expense	$(62,000)	$(77,000)	-19%	$(279,000)	$(335,000)	-17%
Gain on sales of investment and equipment	-	(26,000)	-100%	-	120,000	-100%
Net loss on debt modification and extinguishment	-	-	0%	-	(19,000)	-100%
Foreign currency transaction gain	-	-	0%	-*	29,000	-100%

Other expense	$(62,000)	$(103,000)	-40%	$(279,000)	$(205,000)	36%

Loss before income taxes	14,000	(10,751,000)	-100%	(939,000)	(14,288,000)	-93%

Income tax expense	(3,000)	8,000	-138%	11,000	22,000	-50%

Net income (loss)	19,000	(10,758,000)	-100%	(950,000)	(14,309,000)	-93%

Loss per common share:
Basic and diluted	$0.00	$(0.93)	-100%	$(0.07)	$(1.20)	-94%

Shares used in computing loss per common share:
Basic and diluted	12,977,903	11,613,491	12%	13,068,329	11,939,969	9%

DOCUMENT SECURITY SYSTEMS, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

As of December 31,

	2016	2015
ASSETS
Current assets:
Cash	$5,871,738	$1,440,256
Restricted cash	177,609	293,043
Accounts receivable, net	1,890,981	2,097,433
Inventory	1,206,377	937,830
Prepaid expenses and other current assets	350,289	313,528
Total current assets	9,496,994	5,082,090

Property, plant and equipment, net	4,573,841	5,003,818
Other assets	45,821	44,050
Goodwill	2,453,349	2,453,349
Other intangible assets, net	1,896,018	3,017,544
Total assets	$18,466,023	$15,600,851

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$2,212,653	$1,945,073
Accrued expenses and deferred revenue	1,290,593	955,066
Other current liabilities	2,996,310	1,009,660
Short-term debt	-	3,984,316
Current portion of long-term debt, net	1,202,335	1,553,061
Total current liabilities	7,701,891	9,447,176

Long-term debt, net	5,249,569	2,240,596
Other long-term liabilities	2,184,843	63,697
Deferred tax liability, net	45,619	162,107

Commitments and contingencies

Stockholders’ equity
Common stock, $.02 par value; 200,000,000 shares authorized, 13,502,653 shares issued and outstanding (12,970,487 on December 31, 2015)	270,053	259,410
Additional paid-in capital	104,338,002	103,820,170
Accumulated other comprehensive loss	(45,343)	(63,697)
Accumulated deficit	(101,278,611)	(100,328,608)
Total stockholders’ equity	3,284,101	3,687,275
Total liabilities and stockholders’ equity	$18,466,023	$15,600,851

DOCUMENT SECURITY SYSTEMS, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

For the Years Ended December 31,

	2016	2015
Cash flows from operating activities:
Net loss	$(950,003)	$(14,309,480)
Adjustments to reconcile net loss to net cash from (used by) operating activities:
Depreciation and amortization	1,391,815	1,558,899
Stock based compensation	328,567	974,137
Paid in-kind interest	39,000	84,379
Gain on disposals of equipment, net	-	(20,431)
Impairment of goodwill	-	9,592,848
Impairment of investment	-	500,000
Net loss on debt modification and extinguishment	-	19,096
Change in deferred tax provision	(116,488)	22,184
Foreign currency transaction gain	-	(29,400)
Amortization of deferred financing costs	21,351	-
Decrease (increase) in assets:
Accounts receivable	206,452	238
Inventory	(268,547)	(68,568)
Prepaid expenses and other current assets	(38,532)	198,423
Restricted cash	115,434	62,750
Increase (decrease) in liabilities:
Accounts payable	267,581	907,714
Accrued expenses and other liabilities	4,469,895	(469,419)
Net cash from (used by) operating activities	5,466,525	(976,630)

Cash flows from investing activities:
Purchase of property, plant and equipment	(269,870)	(157,098)
Third-party funding received for acquisition of patent assets	3,043,000	-
Acquisition of patent assets with third-party funding	(3,043,000)	-
Proceeds from sale of equipment	-	46,283
Proceeds from sale of intangible assets	495,000	-
Purchase of intangible assets	(73,661)	(5,159)
Net cash from (used by) investing activities	151,469	(115,974)

Cash flows from financing activities:
Payments of long-term debt	(1,386,420)	(939,151)
Issuances of common stock, net of issuance costs	199,908	1,128,336
Net cash from (used by) financing activities	(1,186,512)	189,185

Net increase (decrease) in cash	4,431,482	(903,419)
Cash at beginning of year	1,440,256	2,343,675
Cash at end of year	$5,871,738	$1,440,256

1 ADJUSTED EBITDA

The Company uses Adjusted EBITDA as a non-GAAP financial performance measurement. Adjusted EBITDA is calculated by the Company by adding back to net income (loss) interest, income taxes, depreciation and amortization expense, and impairment charges as further adjusted to add back stock-based compensation expense and non-recurring items, and impairments of investments and intangible assets. Adjusted EBITDA is provided to investors to supplement the results of operations reported in accordance with GAAP. Management believes that Adjusted EBITDA provides an additional tool for investors to use in comparing the Company’s financial results with other companies in the industry, many of which also use Adjusted EBITDA in their communications to investors. By excluding non-cash charges such as amortization, depreciation, stock-based compensation and impairment charges, as well as non-operating charges for interest and income taxes, investors can evaluate the Company’s operations and its ability to generate cash flows from operations and can compare its results on a more consistent basis to the results of other companies in the industry. Management also uses Adjusted EBITDA to evaluate potential acquisitions, establish internal budgets and goals, and evaluate performance of its business units and management. The Company considers Adjusted EBITDA to be an important indicator of the Company’s operational strength and performance of its business and a useful measure of the Company’s historical and prospective operating trends. However, there are significant limitations to the use of Adjusted EBITDA since it excludes interest income and expense and income taxes and non-recurring items such as goodwill impairments, each of which impact the Company’s profitability and operating cash flows, as well as depreciation, amortization, impairment charges and stock-based compensation. The Company believes that these limitations are compensated by clearly identifying the difference between the two measures. Consequently, Adjusted EBITDA should not be considered in isolation or as a substitute for net income and loss presented in accordance with GAAP. Adjusted EBITDA as defined by the Company may not be comparable with similarly named measures provided by other entities. The following is a reconciliation of net loss to Adjusted EBITDA loss:

	Three Months Ended December 31,			Years Ended December 31,
	2016	2015	% change	2016	2015	% change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Net Loss:	$19,000	$(10,759,000)	-100%	$(950,000)	$(14,309,000)	-93%
Add backs:
Depreciation & amortization	343,000	384,000	-11%	1,392,000	1,559,000	-11%
Stock based compensation	241,000	132,000	83%	329,000	974,000	-66%
Interest expense	62,000	78,000	-21%	279,000	335,000	-17%
Amortization of note discount and net loss on debt extinguishment and modification	-	-	0%	-	19,000	-100%
Income Taxes	(3,000)	8,000	-138%	11,000	22,000	-50%
Impairment of goodwill and investments	-	10,093,000	-100%		10,093,000	-100%
Foreign currency transaction gain	-	-	0%	-	(29,000)	-100%

Adjusted EBITDA	662,000	(64,000)	-1134%	1,061,000	(1,336,000)	-179%

Adjusted EBITDA, by group (unaudited)

Printed Products	$858,000	$774,000	11%	$2,897,000	$2,183,000	33%
Technology Management	119,000	(435,000)	-127%	(556,000)	(1,792,000)	-69%
Corporate	(315,000)	(403,000)	-22%	(1,280,000)	(1,727,000)	-26%
	662,000	(64,000)	-1134%	1,061,000	(1,336,000)	-179%